Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83963, No. 333-86028, No. 333-38466, No. 333-51834, No. 333-107976, No. 333-142039) and Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No. 33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59987, No. 333-34285, No. 333-57563, No. 333-81437, No. 333-90951, No. 333-43306, No. 333-52050, No. 333-53584, No. 333-66238, No. 333-69380, No. 333-96543, No. 333-96549, No. 333-106205, No. 333-106206, No. 333-142038, No. 333-151311, No. 333-167210, No. 333-179076, No. 333-181803 and No. 333-188773) of LSI Corporation of our report dated February 26, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 26, 2014